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                                                                   Exhibit 99(a)

                             MANAGEMENT AGREEMENT

This Management Agreement is made and entered into this 10th day of June, 1994, by and between Gamblers Supply Management Company, a South Dakota corporation (hereafter "Operator") and the Marquette Gaming Corporation, an Iowa nonprofit corporation (hereafter "MGC").

WHEREAS, Operator desires to operate and manage casino gambling on excursion gambling boats and related activities in and about Marquette, Iowa (hereafter:
"gaming operation"); and

WHEREAS, MGC desires to promote economic development in the Marquette, Iowa vicinity, by conducting- excursion gambling under applicable Iowa gaming laws and regulations and desires Operator to manage the gaming operation, all in accordance with the terms and conditions of this Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Appointment of Operator and Manager.

A. Acceptance. Marquette Gaming Corporation hereby appoints Gamblers Supply Management Company, and Gamblers Supply Management Company hereby accepts such appointment, as the exclusive Manager and Operator of the gaming operation upon the terms and conditions hereinafter set forth.

B. Operator Activities. MGC acknowledges that the Operator is in the business of managing gaming operations and may in the future engage in such activity both for its own account and for others. It is hereby expressly agreed that the Operator and its affiliates may engage in such activities and may manage or operate facilities other than those to be managed for MGC whether or not such other facility may compete directly or indirectly with those of MGC, except as prohibited in paragraph 4.

C. Independent Contractor. In the performance of its duties under this Agreement, the Operator shall occupy the position of an independent contractor with respect to MGC. Nothing contained herein shall be construed as making the parties hereto partners or joint venturers, nor, except as expressly otherwise provided herein, construed as making the Operator an agent or employee of MGC.

D. Sponsoring Organization. MGC agrees to act as the "qualified sponsoring organization" as that term is defined in Iowa Code Chapter 99F in connection with the license applications of MGC and Operator to the Iowa Racing and Gaming Commission ("IRGC").

2. Conditions Precedent. This Agreement and the appointment of Operator as exclusive operating and management agent is subject to the conditions precent that:
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A. Prior to commencing operation, Operator and MGC shall obtain the required licenses from the Iowa Racing and Gaming Commission to conduct casino gambling and to operate an excursion gambling boat;

B. Approval of this Agreement, amendments thereto, and other ancillary agreements by the Iowa Racing and Gaming Commission;

C. The execution of a Dock Site Agreement by the City of Marquette, as Lessor, and Gamblers Supply Management Company, as Lessee, in the form attached hereto as Exhibit A, and incorporated herein by this reference;

D. Operator obtaining a permit from the U.S. Army Corps of Engineers to moor the excursion and gambling boat in the Mississippi River channel at the dock site described in Exhibit A and operate the boat in areas defined as Pools 9 and 10.

3. Term.
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A. The term of this Agreement shall be for a period of twenty-five (25) years from the date this Agreement is executed. This Agreement may be terminated by Operator upon one hundred eighty (180) days written notice by certified mail to the registered agent of MGC, and upon such termination the Operator shall pay to MGC in addition to all sums then accrued but not yet paid, an amount equal to twenty-five percent (25%) of the payments received by MGC from the Operator pursuant to this Agreement for the last full year of casino gambling prior to termination. For purposes of this subparagraph, the "last full year" means the year ending on the last anniversary date of the commencement of casino gambling preceding the termination notice. If the termination notice is sent prior to the first anniversary date of the commencement of casino gambling, the payment shall be an amount equal to twenty-five percent (25%) of the payments received by MGC from the Operator pursuant to this Agreement for the first full year of casino gambling.

B. This Agreement shall automatically terminate upon the happening of the following events:

     i. Cancellation of gambling or excursion boat licenses as a result of an unfavorable referendum after submission to the electorate;

     ii.  Non-renewal of licenses by the Iowa Racing and Gaming Commission; or

     iii. Termination of the Dock Site Agreement. In the event this Agreement is terminated as a result of a voluntary termination of the Dock Site Agreement under paragraph 2A thereof, MGC shall receive that amount identified in paragraph 3A of this Agreement.

C. After the commencement of casino gambling operations, if the Operator, for reasons which are in the Operator's exclusive control, fails to regularly conduct casino gambling operations on an excursion boat which takes on passengers exclusively at Marquette, Iowa, for any continuous period of sixty
(60) days or more, such inactivity shall, unless Operator resumes regularly conducted gaming operations within thirty (30) days after written demand by MGC, constitute a voluntary termination of this Agreement by the Operator under paragraph 3A, above, and the Operator shall pay to MGC the
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amount provided in paragraph 3A.

4. Exclusivity. MGC agrees during the term of this Agreement that it shall not, without the prior written consent of Operator, enter into any agreement with any entity other than Operator to operate casino gambling or excursion gambling boat operations in Marquette, Iowa, or any other additional geographical area subject to the jurisdiction or control of the City of Marquette or MGC. Operator agrees during the term of this Agreement it will not permit the boarding of passengers on any excursion gambling boat operated by it in Pool 9 or Pool 10 of the Mississippi River at any site other than the Marquette dock site.

5. Duties and Authority of the Operator. Subject to any limitations imposed by state law or regulations of the Iowa Racing and Gaming Commission, the Operator shall have the following duties and authority:

A. Exclusive Authority. The Operator shall have the sole and exclusive authority to fully and completely manage and operate all aspects of the excursion boat gambling operation, including, without limitation, casino gaming, concessions, personnel, entertainment, security, prices, terms and conditions of occupancy, hours of operation, casino gaming, excursion routes, and all other affairs associated with or related to the operation thereof.

B. Establish Policies. The Operator shall direct and establish policies and procedures for the Operator's employees who will have direct responsibility for gaming operations. The Operator shall have the sole discretion to establish terms and conditions of employment, and all other related policies.

C. Acquisition. The Operator shall supervise and have control over the making and executing of all decisions concerning the acquisition of equipment, whether original or replacement, furniture, fixtures, supplies, and the purchase, lease, or other acquisition of the same. The Operator shall have control over the making and executing of all decisions concerning the maintenance and repair of all gaming properties.

D. Selection of Vendors. The Operator shall select all vendors, suppliers, and independent contractors and subcontractors with respect to the gaming operation and shall hire, discharge, and supervise all labor and employees required for the operation and maintenance of the gaming operation, including on-site managers.

E. Agreements. The Operator may with the prior consent of MGC negotiate and execute in the name of and on account of MGC such agreements as the Operator deems necessary or advisable for the furnishing of utilities, services, concessions, and supplies for the maintenance, repair and operation of the gaming operation and such other agreements which may be beneficial to the excursion gambling boat operation or incidental to the matters for which the Operator is responsible hereunder.

  F. Policy. The Operator shall make all policy decisions and shall have control over the making of all the routine decisions in connection with the daily operations of the gaming operation.
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G. Compliance with Law. The Operator shall use its best efforts to cause all things to be done, on behalf, in the name of and for the account of MGC, necessary to comply with any statute, ordinance, law, rule, regulation, or order of any governmental or regulatory body having jurisdiction over the matters contained herein. The Operator shall apply for and attempt to obtain and maintain all licenses and permits required or advisable (in the Operator's sole judgment) in connection with the management and operation of all gaming operations.

H. Accounting System. The Operator shall devise, establish, and supervise the operation of an accounting system for the gaming operation.

I. Legal Actions. The Operator may with the prior consent of MGC cause to be instituted, on behalf of and in the name of MGC, any and all legal actions or proceedings it deems necessary or advisable to protect and maintain the gaming operations as a commercially profitable business enterprise.

J. Insurance. Operator shall obtain, maintain, and keep in full force and effect during the term of this Agreement comprehensive general public liability insurance covering any premises at which the Operator conducts any activities pursuant to this Agreement, operations, contracts, independent contractors, personal injury and other normal coverage as provided by the standard "broad form" liability policies against claims for bodily injury, death or property damage, occurring in, on or about the premises, with coverage limits of not less than $2,000,000.00 for bodily injury or death resulting from any one accident or occurrence, but shall be increased to five million dollars ($5,000,000.00), provided the cost per million for five million is not greater than the cost per million for coverage of two million dollars. All insurance provided for herein shall name MGC as an additional name insured and be effected under a valid and enforceable policy or policies issued by insurers of recognized responsibility, licensed to do business in the State of Iowa and approved by MGC. Certificates of said policies, providing for thirty (30) days notice to MGC prior to cancellation shall be delivered to MGC within twenty (20) days from the date of the beginning of the term of this Agreement.

K. Payment of Taxes, Assessments and Other Charges. The Operator shall pay all taxes, personal and real, assessments and other charges of every kind and nature properly levied by any federal, state or local governmental authority with respect to the gaming operations, on behalf of and in the name of MGC. The Operator's responsibilities shall include furnishing such office space and/or other facilities to such regulatory authorities as may be required.

L. Limitations. Notwithstanding anything to the contrary, the Operator shall not be required to do, or cause to be done, anything for the account of MGC (i) which may make the Operator liable to third parties; (ii) which constitutes impermissible delegation of the duties and responsibilities of MGC, including, but not limited to, the purchase and construction of capital improvements, the sale or disposition of all or substantially all of MGC's assets; or (iii) which may not be commenced, undertaken, or completed because of acts of God, strikes, governmental regulations or laws, acts of war, or other types of events beyond the Operator's control whether similar or dissimilar to the foregoing.

M. Excursion Gambling Boat. The Operator shall furnish, at its sole expense, an excursion gambling boat with a minimum capacity of 750 passengers which will take on passengers exclusively at the
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leased premises described in the Dock Site Agreement.

6. Compensation Payable to MGC. As compensation for the rights granted to the Operator under this Agreement, the Operator shall pay to MGC the following amounts:

A. Twenty-five cents ($.25) per ticketed passenger embarking on any excursion gambling boat operated pursuant to this Agreement, payable in monthly installments, with payments for each month due on or prior to the 15th day of the following month; and

B. Beginning with the fourth year of this Agreement, the additional sum of twenty-five cents ($.25) per ticketed passenger embarking on any excursion gambling boat operated pursuant to this Agreement, payable as provided in subparagraph A.; and

C. For purposes of paragraphs 6A and 6B, "ticketed passenger" shall mean every person admitted during a calendar day on the excursion gambling boat, except necessary officials and employees of Operator working on the boat.

The parties agree that the fees set forth in this paragraph are the sole compensation to which MGC is entitled to under this Agreement. The Operator agrees that neither it nor its officers, directors, partners, and shareholders, if any, shall receive any share, percentage, or proportion of the money received for admissions to the excursion gambling boat.

7. Wagering Taxes and Admission Fees. Operator shall pay any admission fees and wagering taxes imposed pursuant to law.

8. License Applications. MGC and Operator agree to cooperate in the preparation and filing of all documentation required by the Iowa Racing and Gaming Commission. MGC and Operator will seek approval for a license to conduct the gaming operations under Iowa Code Chapter 99F, and under applicable rules and regulations of the IRGC. Operator shall pay for any required application fees, bonds, and annual license fees.

9. Reports, Accounting and Auditing. The parties shall prepare and file all reports, including financial reports, as may be required by each of them, respectively, by applicable law and regulation of the Iowa Racing and Gaming Commission. Each party shall keep such books and records and have audits performed from time to time as required of each of them, respectively, by applicable law and regulation. Operator shall pay for any and all audit and accounting services for any reports, accounting, and audits required of either party by the IRGC.

Each party agrees that the IRGC and every other party to this Agreement shall have the right to audit each party's records to the extent necessary to provide verification of compliance under this Agreement. In the event any party is not in compliance with the terms of this Agreement, then in addition to all other remedies provided for by law, each party shall have the right to specifically enforce the terms and provisions of this Agreement.

10. Compliance with Laws. The parties jointly agree and hereby accept the responsibility for compliance with the laws of Iowa and the rules promulgated by the IRGC from time to time, as well
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as the laws of any other applicable governmental agency. Each party shall have the right to contest by legal action or appeal any government law, regulation, order, judgment or fine imposed upon said party. If a government agency imposes a certain amount of time within which a party is permitted the opportunity to take some corrective or other action, said party shall not be in default under the terms of this Agreement until such time has passed and the corrective action has not been taken, or the party has initiated legal action or an appeal to obtain reversal of such requirement.

11. Default. The occurrence of any one or more of the following events shall constitute a default by a party hereunder:

A. Failure of a party to perform or comply with any of the duties or obligations imposed under the terms of this Agreement.

B. Suspension or revocation of any party's license under Chapter 99F of the Iowa Code by the State of Iowa or IRGC.

C. Any party's adjudication as bankrupt or insolvent, or the appointment of a receiver or an assignment for the benefit of creditors by or on behalf of any party.

D. Liquidation of dissolution of a party, which liquidation or dissolution is not caused by the other party.

E. At no time during the term of this Agreement shall Operator cause such license (or renewal thereof) to be suspended, revoked or terminated for a period in excess of one hundred twenty (120) days.

If one of the foregoing acts occurs and is not remedied by the defaulting party within thirty (30) days after giving of written notice by any non-defaulting party of said default, then the non-defaulting party shall have all legal and equitable rights and remedies provided by law, including without limitation, termination of this Agreement, specific performance, or injunctive relief. The remedies of the non-defaulting party shall be cumulative, and the exercise of any one or more remedies provided at law shall not be construed as a waiver of any other remedies.

12. Indemnification. operator shall indemnify, defend and hold harmless MGC, its officers, directors, employees, and agents, from and against any and all liabilities, obligations, claims, damages, causes of action, costs and expenses, incurred by, or asserted against MGC relating to any accident, injury to or death of any persons, or loss of or damage to property occurring on the excursion gambling boat or related to the gaming operation, compliance with applicable gaming laws and pay of any fees or taxes imposed with respect to gambling operations.

MGC shall indemnify, defend and hold harmless the Operator, its officers, directors, employees, and agents, from and against any and all liabilities, obligations, claims, damages, causes of action, costs and expenses, incurred by, or asserted against Operator by reason of any accident, injury to or death of any persons, or loss of or damage to property occurring as a result of any act or omission by MGC arising out of the gaming operation.

13. MGC Office Space. Operator agrees to provide MGC with office space sufficient for storage of
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MGC records and for board of directors meetings. MGC agrees that it will be responsible for maintaining its own employees, including but not limited to payment of compensation and all other legally imposed obligations.

14. Entire Agreement. This Agreement shall constitute the entire agreement and understanding between the parties and supersedes any prior agreement or understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written agreement signed by all the parties, and subject to the approval of the IRGC, if necessary. The parties hereby covenant they will agree to any amendments to this Agreement which may be necessary or desirable in order to conform to federal tax law, Iowa statutes, or administrative rules, including future legislative enactments and rules, provided that such amendments do not materially alter the rights or obligations of either party hereunder.

15. Severability. In the event any portion of this Agreement is determined by competent jurisdiction to be void, illegal, or otherwise unenforceable, all other terms of the Agreement shall remain in full force and effect and this Agreement shall be in full force as if the void, illegal, or otherwise unenforceable provisions did not exist.

16. Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

17. Assignment. No party shall assign its rights or duties under this Agreement without the prior written consent of the remaining parties, and in no event shall any such assignment relieve the assigning party of its obligations under the Agreement; provided, however, that the operator is specifically prohibited from subcontracting any of its duties relating to casino gambling. Notwithstanding the foregoing, it is further understood and agreed that the operator may be sold to any party, and that said sale shall not constitute a default under this paragraph or this Agreement. Provided further, that the Operator shall not unreasonably withhold its consent to the assignment by MGC of its rights under this Agreement to another "qualified sponsoring organization" under Iowa Code Chapter 99F if such assignment is approved by the IRGC and if such assignment does not alter the rights of the Operator hereunder.

GAMBLERS SUPPLY MANAGEMENT COMPANY
    /s/  John Parker
By: ___________________________________
     President
Its: __________________________________

MARQUETTE GAMING CORPORATION
    /s/  G.  William Dickey
By: ___________________________________
     President
Its: __________________________________

    /s/  Todd Kamm
By: ___________________________________
     Secretary
Its: __________________________________